SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 28, 2008
 ________________________

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)
 _____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(610) 594-2900

Not Applicable
(Former name or address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On July 28, 2008, West Pharmaceutical Services, Inc. appointed Matthew T. Mullarkey, age 46, Chief Operating Officer.  Mr. Mullarkey succeeds Steven A. Ellers, who has held the positions of President and Chief Operating Officer.  Mr. Ellers will continue as West’s President through a transition period until his planned retirement in 2010.

Before joining West, Mr. Mullarkey was Chief Executive Officer and President of Impact Ceramics, LLC, an engineered materials business, from March 2007 to April 2008, and prior to that was Vice President, Home Medical Equipment and General Manager and later Vice President, Global Operations of Invacare Corporation, a manufacturer and distributor of home medical equipment and disposables.

Equity Awards

In connection with his appointment, the Compensation Committee of the Board of Directors granted Mr. Mullarkey two options to purchase a total of 80,000 shares of common stock under our 2007 Omnibus Incentive Compensation Plan.  The principal terms of the options are as follows:

Number of Shares Covered by Option	Exercise Price	Options Vested on Grant Date	Options Unvested On Grant Date	Vesting Date(s)	Expiration Date
40,000	$45.27	10,000	30,000	3 equal annual installments on 2/27/2009 - 2/27/2011	2/27/2017
40,000	$45.27	-0-	40,000	4 equal annual installments on 2/26/2009 - 2/26/2012	2/26/2018

The exercise price is the fair market value of West common stock on the grant date.

Mr. Mullarkey also received two grants of performance-vesting share units (“PVS Units”) under the plan, which entitle him to receive a number of shares of our common stock dependent on achievement of three-year financial targets.  Those awards are:

	Performance Period	Number of PVS Units (@ Targeted 100% Payout Level)
Grant #1	2007-2009	11,200
Grant #2	2008-2010	14,600

Severance and Non-Competition Agreement

In connection with his appointment, Mr. Mullarkey entered into a severance and non-competition agreement and a change–in-control agreement, each dated July 28, 2008.

Under the severance and non-competition agreement, Mr. Mullarkey is restricted from competing with the Company’s business for one year following his termination.  In consideration of this restrictive covenant, he will receive one year of base salary and continuation of medical dental and life insurance coverage for one year (unless he receives coverage from a new employer) if his employment is terminated other than for cause or by reason of death, disability or retirement.  He will not be entitled to any these payments or benefits if he breaches any of the agreement’s terms.

The change-in-control agreement provides the following benefits if his employment is terminated under certain circumstances in connection with or within two years following a change-in-control of the Company:

•
Cash severance pay equal to three times the sum of his highest annual base salary in effect during the year of termination and the average annual bonus for the three years (or, if employed less than three years, the lesser period) immediately preceding the change in control.

•
Immediate vesting of any unvested benefits and employer matching contributions under West’s 401(k) Plan and the Company’s Deferred Compensation Plan for Designated Employees as of his employment termination.

•	Immediate vesting of all unvested equity-based awards granted or awarded under any compensation or benefit plan or arrangement.

•	Continued medical, dental, life and other insurance benefits for 36 months after termination, or until his retirement or eligibility for similar benefits with a new employer.

•	Outplacement assistance.

•	A gross up amount for any excise taxes payable by him upon a change-in-control.

Terminations of employment that entitle him to receive the severance benefits under the change-in-control agreement, consist of (i) resignation following a constructive termination of his employment, (ii) employment termination other than by reason of death, disability, continuous willful misconduct or normal retirement, or (iii) voluntary resignation during a one-time, 30-day period beginning 12 months following the change-in-control.  The terms of Mr. Mullarkey’s change-in-control agreement are consistent with those in place for all of the Company’s US-based senior executives.

Incorporation by Reference

The descriptions of Mr. Mullarkey’s equity awards, severance and non-competition agreement and change-in-control agreement is qualified by reference to the agreements filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item by reference.

Item 8.01.  Other Events.

The press release announcing the appointment of Mr. Mullarkey as Chief Operating Officer is filed as Exhibit 99.1 and incorporated into this item by reference.

Item 9.01.  Financial Statement and Exhibits.

(d)	Exhibits

Exhibit 10.1	Award letter dated July 28, 2008 relating to the 2007-2009 performance period
Exhibit 10.2	Award letter dated July 28, 2008 relating to the 2008-2010 performance period
Exhibit 10.3	Severance and Non-Competition Agreement dated July 28, 2008 between Matthew T. Mullarkey and West Pharmaceutical Services, Inc.
Exhibit 10.4	Change-in-Control Agreement dated as of July 28, 2008 between Matthew T. Mullarkey and West Pharmaceutical Services, Inc.
Exhibit 99.1	West Pharmaceutical Services, Inc. Press Release dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

July 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Award letter dated July 28, 2008 relating to the 2007-2009 performance period
10.2	Award letter dated July 28, 2008 relating to the 2008-2010 performance period
10.3	Severance and Non-Competition Agreement dated July 28, 2008 between Matthew T. Mullarkey and West Pharmaceutical Services, Inc.
10.4	Change-in-Control Agreement dated as of July 28, 2008 between Matthew T. Mullarkey and West Pharmaceutical Services, Inc.
99.1	West Pharmaceutical Services, Inc. Press Release dated July 28, 2008.